Exhibit 10.1

LEASE AGREEMENT

LANDLORD:	BT-Newyo LLC.

TENANT:	BioVeris Corporation

PREMISES:	Approximately 112,318 square feet of a certain portion of the building located at 16050 Industrial Drive Gaithersburg, MD

DATE:	July 1, 2005

LEASE SUMMARY SHEET

LANDLORD:	BT-Newyo, LLC

TENANT:	BioVeris Corporation

BROKER:	TSC Realty Services

PREMISES:	Approximately 112,318 rentable square feet of a certain portion of the building located at 16050 Industrial Drive Gaithersburg, MD

TERM:	120 months

BASE RENT:	$9.10 NNN per square foot annually for initial year, see Section 3 (a)

SECURITY DEPOSIT: $85,174.00

PERMITTED USE:

Light manufacturing, distribution, laboratory, office and storage facility subject to all applicable laws, ordinances, codes, regulations, rules, statutes and requirements of any federal, state, or local governmental body or agency.

LANDLORD'S NOTICE ADDRESS:

BT-NEWYO, LLC

c/o UPS Properties

Attn: Larry Hobbs

55 Glenlake Parkway, N.E.

Atlanta, GA 30328

TENANT'S NOTICE ADDRESS:

BioVeris Corporation

16020 Industrial Drive

Gaithersburg, MD 20877

Attn: President

ADDRESS FOR RENT PAYMENT:

BT-Newyo, LLC

C/O Nardi Management Services

11800 Baltimore Ave

Suite 11800

Beltsville, MD 20705

ATTN: Rhonda Manser

TABLE OF CONTENTS

SECTION	TITLE	PAGE

1	Premises	5

2	Term	5

3	Rent	6

4	Utilities	10

5	Maintenance and Repairs	10

6	Alterations	11

7	Signs	12

8	Surrender	13

9	Insurance and Tenant's Indemnity	13

10	Casualty	16

11	Condemnation	16

12	Use and Compliance with Law	17

13	Environmental Compliance	18

14	Defaults	20

15	Remedies	21

16	Landlord's Default; Limitation on Landlord's Liability	23

17	Rights Reserved by Landlord	23

18	Assignment	25

19	Notices	26

20	Holding Over	26

21	Quiet Enjoyment	26

22	Subordination and Estoppel Certificates	26

23	Security Deposit	28

24	Miscellaneous	28

25	Right to First Offer	30

26	Parking	31

Signatures	32

Exhibits

A	Premises
B	Intentionally Omitted
C	Rules and Regulations
D	Industrial Building Sign Criteria
E	Alterations
F	Intentionally omitted
G	Original Condition and Original Condition Drawing
H	BSL-1 and BSL-2 Standards

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) is made the 1st day of July, 2005, between BT-Newyo, LLC, a Delaware limited liability company, with an address at 55 Glenlake Parkway, NE., Atlanta, GA 30328 ("Landlord") and BioVeris Corporation, with an address at 16020 Industrial Drive, Gaithersburg, MD 20877 ("Tenant").

W I T N E S S E T H :

1. Premises. (a) Landlord leases to Tenant, and Tenant hereby takes from Landlord all that certain space comprising approximately 112,318 rentable square feet shown on Exhibit A attached hereto and incorporated herein (the "Premises") in the building (the "Building") situated on the land described on Exhibit A attached hereto and incorporated herein (the “Land”) pursuant to this Lease, at 16050 Industrial Drive, Gaithersburg, MD 20877, all upon the terms and conditions set forth in this Lease.

(b) Tenant acknowledges that (i) it has inspected and accepted the Premises, (ii) the Premises are suitable for the purpose for which they are leased and are in good and satisfactory condition, (iii) Landlord has made no representation or warranty concerning the suitability of the Premises for Tenant's intended use including but not limited to the zoning of the Premises, or the condition of the Premises, and (iv) Landlord has not promised to alter, repair, remodel or improve the Premises.

(c) "Tenant's Proportionate Share" shall mean thirty eight and 22/100 percent (38.22%), which represents the ratio of the square footage of the Premises to the square footage of the Building.

(d) Throughout the Term and to the extent such property is not removed by the current tenant and to the extent the same constitutes property of the Landlord, Tenant shall have the right to use all furniture and equipment listed in Exhibit G which is attached hereto and made a part hereof existing in the Premises as of the Commencement Date including but not limited to cafeteria equipment and Kitchen Area infrastructure, and internal phone/data wiring equipment and racking. Tenant shall maintain all such furniture and equipment in good condition and repair and shall return to the same to Landlord in its Original Condition, as defined in Exhibit G hereto, subject to normal wear and tear. Notwithstanding anything to the contrary herein, Landlord may in its sole and absolute discretion, notify Tenant prior to the termination of this Lease to remove all or any portion of such equipment and furniture and if so notified by Landlord, Tenant shall remove such furniture and equipment at the termination of the Lease and make all necessary repairs to the Premises and restore the Premises to the condition existing prior to the installation of such furniture and equipment. Landlord makes no representations or warranties whatsoever regarding such furniture and equipment and shall have no liability whatsoever to Tenant regarding such furniture and equipment including but not limited to title to such property or the condition of such property. Tenant accepts such furniture and equipment in its “AS-IS, WHERE –IS, WITH ALL FAULTS” condition.

2. Term. The term of this Lease shall be for a period of one hundred twenty (120) months (the "Term"), commencing on the date hereof (the “Commencement Date”), and ending one hundred twenty (120) months thereafter unless sooner terminated, as provided in the Lease. Notwithstanding anything to the contrary herein, Landlord shall not be in default hereunder or liable to Tenant in any way if Landlord is unable to deliver possession of the Premises on the date specified above for the Commencement Date, and the Commencement Date shall be that date on which Landlord is able to tender possession and the termination date specified shall be extended accordingly to include the full period stated in this paragraph. Landlord and Tenant shall within ten (10) days after the Commencement Date execute a memorandum specifying the Commencement Date and the expiration date.

3. Rent. (a) Tenant shall pay the “Base Rent” commencing on Commencement Date as follows.

Lease Year	Rent Per Square Foot (NNN)	Monthly Base Rent Triple Net
1	$9.10	$85,174.48
2	$9.37	$87,729.72
3	$9.65	$90,361.61
4	$9.94	$93,072.46
5	$10.24	$95,864.63
6	$10.55	$98,740.57
7	$10.87	$101,702.79
8	$11.19	$104,753.87
9	$11.53	$107,896.49
10	$11.87	$111,133.38

All Rent (hereinafter defined) shall begin as of the Commencement Date and shall be adjusted proportionately for any partial month at the beginning or end of the Term. All Rent shall be payable without prior notice or demand except as expressly set forth herein, and without offset, deduction or counterclaim, in lawful money of the United States of America, to Landlord at the address set forth on the Lease Summary Sheet or at such other place as Landlord may from time to time designate by written notice. The first “Lease Year” shall commence on the Commencement Date and end on the last day before the first anniversary of the Commencement Date.

(b) This Lease is what is commonly called a "Triple Net Lease", it being agreed that Landlord shall receive the Base Rent set forth in Article 3(a) free and clear of any and all impositions, taxes, real estate taxes, liens, charges of any nature whatsoever in connection with the ownership and operation of the Premises together with the Building and Land.. In addition to the Base Rent reserved in Article 3(a), Tenant shall pay as Additional Rent its proportionate share as stipulated below of all impositions, insurance premiums, operating charges, maintenance charges, management fees, expenses, construction costs, and any other costs or expenses which arise or may be contemplated under any provisions of this Lease during the Term (“Operating Expenses”).

Notwithstanding anything to the contrary herein, Operating Expenses shall expressly not include the following:

(1)	Depreciation, amortization, bad debt losses and reserves thereof;

(2)	Interest points, fees and principal payments on mortgage and other debt costs, if any, or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building;
(3)	Payments pursuant to any ground lease or master space lease;
(4)	Expenses directly resulting from the breach of this Lease by Landlord, or the gross negligence of Landlord, its agents, contractors or employees;
(5)	Costs for which the Landlord receives actual reimbursement by its insurance carrier, and tenant’s carrier, any tenant, any warrantor or any other third party;
(6)	Any bad debt loss, rent loss, or legal fees incurred in collecting rent or other obligations from Building tenants excluding the Tenant for which Tenant shall be liable for 100% of the same;
(7)

Costs associated with the operation of the business of the person or entity that constitutes Landlord, as distinguished from the costs of operation of the Building, costs of defending any lawsuits with any prospective or actual purchaser, ground lessor or mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management, and outside fees paid in connection with disputes with other tenants;

(8)

The wages of any employee of Landlord to the extent such time is not attributable to servicing the Building, Land or tenants Management fees to the extent such fees materially exceed that amount which a prudent property owner would pay within a ten mile radius of the Gaithersburg, Maryland area for the management of a similar property in a similar condition with similar tenants in a similar manner as Landlord;

(9)

Fees for services rendered by an affiliate of the Landlord to the extent such fees exceed the market rate for comparable services if rendered by unrelated third parties of comparable quality as determined by Landlord;

(10)

Fines, penalties, late payment charges and interest arising from the grossly negligent acts of the Landlord or failure timely to make tax and/or other payments provided that Tenant has made all payments due hereunder timely and provided that any such penalties or fines are not attributable to the acts or omissions of Tenant;

(11)	Estate taxes, excise taxes, franchise taxes, and income taxes;
(12)	Salaries and other compensation paid to executive employees above the grade of building manager(including profit sharing, bonuses and other employee benefit plans);
(13)

Assessments to the extent paid in fewer than a maximum number of installments permitted by the taxing authority provided that Landlord shall not be required to make any changes to any current payments of assessments, if any;

(14)

Rental for items(except when needed in connection with normal repairs and maintenance of permanent systems typically rented for such purposes), which if purchased rather than rented, should be treated as a capital improvement under normal accounting rules) but in which case such cost shall be amortized over the useful life of the item as such life is determined by Landlord;

(15)

Costs associated with the leasing of the Building to other tenants including leasing commission, space planners’ fees, attorneys’ fees, advertising expenses, expenses incurred in connection with the negotiation and preparation of proposals, deal memos, letters of intent, leases, subleases, and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(16)	Utilities or other costs paid directly by Tenant to the extent the same are separately metered to Tenant; and
(17)

Costs of additional services provided by Landlord to any tenant in the Building that are the sole responsibility of such tenant or such additional services rendered to a tenant for the sole benefit of that tenant’s particular use of such tenant’s premises. In addition to the foregoing, all Operating Expenses shall be reduced by all cash discounts, to the extent actually received by Landlord in the purchase of any goods, utilities or services in connection with the operation of the Building and the Land.

All amounts due pursuant to this Section 3(b) and any amounts due under this Lease shall constitute additional charges and, upon the failure of Tenant to pay any of such amounts when due, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. During each month of the term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12 of the estimated annual cost of its proportionate share of such Operating Expenses. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 3(b) to pay Operating Expenses Landlord shall deliver to Tenant its reasonable estimate of Operating Expenses for the coming calendar year and Tenant’s proportionate share thereof. Landlord shall have the right to increase or decrease said estimate one time during each calendar year to reflect the actual projected Operating Expenses. If Landlord’s Operating Expense Statement (as defined in Section 3(g)) indicates that Tenant’s escrow payments are less than the Tenant’s actual proportionate share of Operating Expenses, Tenant shall pay the difference to Landlord within thirty (30) days after receipt of Landlord’s Operating Expense Statement. If the total escrow payments of Tenant are more that Tenant’s actual proportionate share of Operating Expense, Landlord shall retain such excess and credit it against Tenant’s next monthly escrow payments; provided, however, that in the event of the expiration or earlier termination or the Lease, Landlord shall deliver to Tenant within thirty (30) days after a determination of the same, any amounts that would otherwise have been credited to Tenant. The provisions of this Section 3(b) and of Section 3(g) shall survive the expiration or earlier termination of this lease. The amount of the estimated initial monthly escrow payments are as follows:

(1) Tax Escrow Payment . . . . . . . . . . . . . .	$ 4,605.04
(2) Insurance Escrow Payment . . . . . . . . . . .	$ 1,137.63
(3) Utility Charge . . . . . . . . . . . . . . . .	$--
(4) Common Area Charge. . . . . . . . . .	$ 3,886.91
(5) Other (including ground rent if any and
amortization of Tenant Improvement's	---
management fees). . . . . . . . . . . . . . ......	_________
ESTIMATED INITIAL MONTHLY ESCROW PAYMENT	$ 9,739.58

(c) All Base Rent and Additional Rent and all other sums payable by Tenant under this Lease are referred to collectively herein as "Rent", and shall be collectible by Landlord as rent. If Tenant fails to pay any Rent as required in this Lease, Landlord shall have the same rights and remedies as for a failure to pay Base Rent, without prejudice to any other right or remedy available therefore.

(d) The Rent under this Lease is intended to be net to Landlord, except that Landlord shall be responsible for the maintenance obligations in Section 5(a)(i). All other charges and expenses imposed upon the Premises or in connection with its use, occupancy, and control shall be paid by Tenant.

(e) Any Rent not paid within ten (10) days after its due date shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum or the highest interest rate allowed by law, whichever is lesser (the "Default Rate"). Such interest shall constitute Rent hereunder. Payment of such interest shall not excuse or cure any default by Tenant.

(f) No payment by Tenant or receipt by Landlord of an amount less than the Rent payable hereunder shall be deemed to be other than a payment on account of unpaid Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent and pursue any other remedy provided herein or by law.

(g) Landlord will provide Tenant with a reconciliation statement for the Operating Expenses actually expended by the Landlord during the applicable previous calendar year with reasonable detail, Tenant’s proportionate share thereof and the amount previously delivered by Tenant (“Operating Expense Statement”) within 90 days of the end of each calendar year. Provided that Tenant is not in default of any of the terms of this Lease, Tenant shall have the right, not later than ninety (90) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records maintained by Landlord with respect to such Operating Expenses of the Premises for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval or reviewed by Tenant. In no event, however, shall such auditor be compensated by Tenant on a “contingency” basis, or on any other basis tied to the results of the audit. Tenant shall bear all costs of any such audit unless the audit reveals included items that should not be included in excess of 10%, then Landlord shall pay the reasonable cost of the audit. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 3(g) within ninety (90) days after receipt of such Landlord's statement , such statement shall be final and binding for all purposes hereof. Any failure to deliver the Operating Expense Statement within such 90 day period shall not cause any forfeiture by Landlord of any amounts due Landlord or prejudice to Landlord from exercising any of its rights hereunder.

As a material consideration of this right to audit, Tenant shall not disclose any part of its audit (including any documents received or prepared by Tenant or Tenant’s employees or agents or others acting on Tenant’ s behalf) to any party including but not limited to other tenants, subtenants, occupants or their employees, agents or consultants, of the Building other than Tenant’s accountant, lawyer and other professional consultants on a need-to-know basis, all of whom have executed a confidentiality agreement in favor of Tenant and which confidentiality agreement is acceptable to Tenant and except as required by applicable laws, regulations or orders. Tenant indemnifies, defends and holds Landlord harmless from any loss (including consequential damages), injury, costs, or liability incurred by Seller which results from Tenant’s failure or the failure of its employees, agents, attorneys, affiliated companies, contractors, or lenders to maintain confidentiality.

The right to audit shall be personal to Tenant and may not be asserted by any assignee or sublessee.

(h). Tenant shall pay all taxes, assessments and charges of any kind which shall be levied, assessed or charged upon Tenant’s leasehold interest in the Premises or upon personal property owned by the Tenant and at any time located within the Premises, and any and taxes assessments, and charges of any kind which shall be levied, assessed or charged upon any and all improvements, alterations, additions, made within the Premises by or on behalf of the Tenant. Accordingly, Tenant shall report such leasehold improvements as personal property in the statement of assessable property that Tenant is required to file and shall cooperate with the Landlord in insuring that such leasehold improvements are not assessed as real property.

4. Utilities. Tenant shall pay when due all charges for all utilities and services for every kind supplied to or imposed against the Premises, including without limitation water, air conditioning, sewage, heat, gas, sprinkler charges, light, garbage, electricity, telephone, steam, power, or other public or private utilities (collectively, "Utilities"). Tenant shall also pay for all Utilities, if any, used by it or its agents, employees or contractors prior to the Commencement Date. Tenant shall pay to Landlord as Additional Rent, Tenant's pro rata share, as determined by Landlord, of all charges for jointly metered or billed Utilities including the water servicing the Premises and common areas and such utilities servicing the common areas. As of the date of this Lease, water and common area lighting are the only jointly metered Utilities.

In the event electricity, gas, water or sanitary sewer service to the Premises is interrupted as a result of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors and such interruption results in the Premises being untenantable for five (5) or more consecutive business days, then as Tenant’s sole remedy, the Base Rent due under this Lease will abate, beginning on the sixth (6th) business day after the commencement of such interruption to the extent that the Premises remains untenantable and continuing until the date on which the interrupted utility service is restored.

5. Maintenance and Repairs. (a) (i) Landlord, at Landlord’s sole cost and expense, shall maintain the structural soundness of the roof, foundation and exterior walls of the Building and any utility lines and transformers that Landlord owns in good condition and repair, reasonable wear and tear excluded, except that Tenant shall be responsible for any repairs or replacements necessitated by the negligence or willful misconduct or other acts of Tenant, its agents, contractors, employees and invitees. Notwithstanding anything to the contrary herein, in the event that Tenant shall be responsible for any repairs or replacements arising from the negligence or willful misconduct of Tenant, its agents, contractors, employees and invitees, Landlord shall have the option, but not the obligation, to make such repair or replacement at Tenant’s cost and expense. Tenant shall pay to Landlord within thirty (30) days of receipt of an invoice, the cost of such repair and replacement The term "walls" as used in this Section 5(a)(i) shall exclude windows, glass or plate glass, floors, special store fronts or office entries. Tenant shall immediately give

Landlord written notice of any defect or need for repairs, after which Landlord shall have reasonable opportunity to repair or cure such defect.

(ii) Landlord shall also maintain the landscaping, parking areas including snow removal and other common facilities on the Land and the pump room, if any, in good condition, and Tenant shall reimburse Landlord for Tenant's Proportionate Share of such costs pursuant to Section 3(b).

(b) Tenant shall keep the Premises and all parts thereof in a clean and sanitary condition and free from all trash and other objectionable matter. Tenant shall keep and maintain the Premises, including without limitation, all floors, subfloors, floor coverings, windows, ceilings, skylights, air conditioning, and ventilating systems, and loading areas in good condition and repair in all respects normal wear and tear excepted. If it is not practical to repair any of the foregoing, Tenant shall replace them as necessary. All repairs and replacements made by Tenant shall be at least equal in quality and class to the original work and materials. Tenant shall enter into maintenance and service agreements acceptable to Landlord with contractors approved by Landlord for regular servicing of all heating, hot water, air conditioning and ventilating systems provided by the Landlord within the Premises. Tenant shall, immediately upon breakage, replace all broken glass in the Premises with glass at least equal to the specification and quality of the glass so replaced. Notwithstanding the foregoing, Landlord shall have the option at any time and from time to time for any period or periods, upon notice to Tenant, to assume any or all of the foregoing maintenance and repair responsibilities (including the obligation to enter into maintenance contracts) and to require Tenant to reimburse Landlord, as Additional Rent, for the cost of all such services (or contracts, as the case may be) upon thirty (30) days notice.

(c) Except for the obligations of Landlord expressly stated in Section 5(a) herein, Landlord shall have no obligations whatsoever to repair and maintain Land, Building, Premises or any part thereof or equipment therein, whether structural or nonstructural.

6. Alterations. (a) Except as set forth on Exhibit E to this Lease wherein Landlord conceptually agrees to such alterations subjects to Landlord’s approval of plans and specifications for the same which to date have not been delivered to Landlord, Tenant shall not, without Landlord's prior written approval, make any alterations, additions or improvements to the Premises, whether interior or exterior, including without limitation the installation of lighting fixtures, space heaters, air conditioning, electrical equipment, power panels, plumbing, ducts, carpeting or window coverings (collectively, "Alterations"), provided that Tenant may install such trade fixtures as are reasonably appropriate if (i) such items do not alter the basic character of the Building; or overload or damage the same; (ii) such items may be removed without injury to the Premises; and (iii) the alterations, additions or improvements are made in compliance with all Requirements, as herein defined and with Landlord's specifications and requirements. Landlord shall respond to such request within thirty (30) calendar days after Landlord’s receipt of all of the requirements set froth herein and Landlord shall not unreasonably withhold its consent to any Alterations which (i) such items do not alter the basic character of the Building; or overload or damage the same; (ii) such items may be removed without injury to the Premises; (iii) do not affect the structure or building systems, (iv) Tenant provides Landlord with a performance bond in favor of Landlord to guaranty the full payment for such Alterations and (v) the alterations, additions or improvements are made in compliance with all Requirements, as herein defined and with Landlord's specifications and requirements. Landlord may require that Tenant remove any or all Alterations in a good and workmanlike manner so as not to cause any damage to the Premises and/or Building at the termination of this Lease and that Tenant restore the Premises to its condition prior to installation of the Alteration. Unless Landlord requires their removal, all Alterations shall become the property of Landlord and remain upon the Premises at the expiration or sooner termination of this Lease. Landlord’s consent to any such Alteration shall not be construed to mean that such Alterations are in compliance with all Requirements, as herein defined. If Tenant makes any Alterations without the prior written approval of Landlord, Landlord may require that Tenant remove any or all of the same at any time. Prior to Tenant making final payment to contractors, Tenant shall deliver to Landlord:

1. Full and unconditional lien waivers from all Tenant contractors, subcontractors and suppliers and

2. Two blue line sets of clear, definable and comprehensive as-built drawings.

Notwithstanding Section 6 (a) but subject to Landlord’s approval of the plans and specifications of such Alteration set forth in Exhibit E which consent is subject to the terms of 6 (a), Tenant shall have the right to make the improvements to the Premises set forth on Exhibit E hereto, subject to the requirements regarding lien waivers in Section 6(a) and the provisions of Section 6(b) through (d), Section 9(b) herein and subject to the terms and conditions of this Lease.

(b) Tenant shall make any Alterations in a good and workmanlike manner, in accordance with all applicable laws and such other requirements as Landlord may impose. Tenant shall obtain all licenses and permits required for any Alterations or repairs by Tenant. Tenant shall remove any Alterations required to be removed hereunder and restore the Premises in a good and workmanlike manner and in accordance with all applicable Requirements, as herein defined, including but not limited to applicable state, federal and local law and such other requirements as Landlord and any governmental or quasi-governmental agency may impose.

(c) Tenant shall promptly pay and discharge all claims for services, supplies, labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises.

(d) If Tenant shall fail to remove such Alterations as required herein, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense.

7. Signs. Tenant shall not install any signs, decorations, advertising media, blinds, draperies or other window treatment or bars or other security installments visible from outside the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall comply in all respects with all Requirements, as herein defined, and the Sign Criteria attached hereto and made a part hereof and marked Exhibit D. Tenant shall comply with all applicable Requirements, as herein defined including but not limited to all applicable state, federal and local laws and other requirements of any governmental or quasi-governmental agency.

8. Surrender. (a) Tenant shall surrender the Premises and all parts thereof at the expiration or sooner termination of the Lease in the condition required to be maintained by this Lease and in a "broom-clean" condition. Tenant shall, without limiting the foregoing, clean all concrete floors and patch and fill holes within the Premises. Tenant shall repair any damage to the Premises occasioned by removal of Tenant's trade fixtures, furnishings, equipment and machinery, temporary improvements and any Alteration which Landlord shall require Tenant to remove. Tenant shall also, prior to vacating the Premises pay to Landlord the amount, as reasonably estimated by Landlord to be Tenant's proportionate share of increases in Real Estate Taxes, insurance and other operating expenses, incurred during the Term but not paid by Tenant. Provided, however, that if Tenant’s proportionate share of Real Estate Taxes, insurance, and other operating expenses exceeds the actual incurred by Landlord, Landlord shall refund the excess amount to tenant within 30 days of the expiration or termination of this Lease.

(b) All obligations of Tenant hereunder not fully performed as of the expiration or termination of this Lease shall survive such expiration or termination, including without limitation all payment obligations with respect to taxes and insurance premiums and other operating expenses and all obligations concerning the condition and repair of the Premises.

9. Insurance and Tenant's Indemnity. (a) Landlord shall maintain solely for the benefit of Landlord, the following insurance coverage protecting Landlord, its agents, partners, officers, directors and employees, and any mortgagee:

(i) Insurance against damage by fire, extended coverage perils, vandalism, malicious mischief perils and boiler and machinery accident, if applicable, including, without limitation, cost of debris removal and demolition, in an amount not less than one hundred percent (100%) of the replacement cost of the building and such deductibles as maintained by Landlord;

(ii) Landlord's comprehensive general liability insurance with limits as Landlord may reasonably require from time to time; and

(iii) Such other insurance coverage in such amounts as Landlord, may from time to time reasonably require.

All losses paid under the insurance carried pursuant to this Section 9(a), shall, subject to the rights of any mortgagee, be adjusted by Landlord and the proceeds thereof shall be payable to Landlord.

(b) Tenant shall maintain the following insurance coverage:

(i) comprehensive general liability insurance, insuring against loss, damage or liability for personal injury bodily injury, or death of any person or loss or damage to property occurring in, upon or about the premises in the amount of with a combined single limit coverage of $5,000,000;

(ii) insurance against fire, with extended coverage, vandalism, malicious mischief, perils, and boiler and machinery accident and all risks, upon all property owned by Tenant and located at or within the Premises or for which Tenant is legally liable, or installed by or on behalf of Tenant, including, without limitation, furniture, fittings, installations, Tenant improvements and betterments, fixtures and any other personal property, in an amount not less than the full replacement cost thereof;

(iii) worker's compensation insurance covering all Tenant's employees working in the Premises as required by applicable law;

(iv)  Pollution Liability Insurance with a limit of liability not less than $3,000,000 per occurrence environmental insurance; and

(v) insurance against such other hazards and in such amounts as Landlord may reasonably require and as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Leased Property, in relative amounts normally carried with respect thereto.

(c) Tenant shall require any contractor performing work on the Premises for Tenant to maintain workers' compensation insurance as required by all applicable laws covering all contractors' employees working on the Premises, and comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, with combined single limit coverage for each occurrence of not less than $3,000,000.

(d) If, by reason of changed economic conditions, any insurance amounts referred to in this Section 9 become inadequate in Landlord’s sole determination, Landlord may increase the amounts required by notice to Tenant and Tenant shall promptly increase or cause to be increased those coverages to the amounts specified by Landlord so long as any increase is reasonable and consistent with similar types of risk maintained by prudent landlords for similar buildings with similar uses in the Gaithersburg, MD area. All insurance shall be subject to Landlord's reasonable approval. All such insurance shall be satisfactory in form and substance to Landlord and shall name Landlord, United Parcel Service, Inc., a Delaware corporation and Landlord’s related companies and Landlord’s property manager and mortgagee, if any, as primary additional insured for (or, with respect to worker's compensation, contain a waiver of subrogation endorsement in favor of Landlord, Landlord’s related companies, Landlord’s property manager and mortgagee, if any), and shall provide that the policy shall not be canceled nor shall coverage be reduced thereunder until after thirty (30) days written notice to Landlord. All such policies required to be maintained by Tenant must be primary policies and not as contributing with, or in excess of, the coverage that Landlord may carry. Tenant shall deposit each policy or a certificate thereof with Landlord fifteen (15) days prior to the commencement of the Term, or, with respect to the insurance required under Section 9(c) promptly upon commencement of Tenant's obligation to procure the same, with proof of payment of the premium therefore. As soon as practicable prior to the expiration date of any policy, Tenant shall deliver to Landlord a renewal or replacement policy or certificate evidencing the existence thereof, with proof of payment of the premium therefore.

Additionally, United Parcel Service, Inc., a Delaware corporation, and each of its subsidiaries and affiliated companies shall be named as primary additional insureds under any such policies that Tenant is required to maintain pursuant to this Lease. The insurance requirements set forth in this Section  are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease

(e) All insurance required under this Section 9a (i) and 9 (b) shall provide that the insurer waives all rights of recovery by way of subrogation against Landlord and its related companies or Tenant in connection with any loss or damage covered by such policies. Landlord and Tenant, notwithstanding any provisions of this Lease to the contrary, mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent the loss or damage to the other party’s property located within or constituting a part or all of the Building to the extent that the loss or damage is covered by (i) the injured party’s insurance; or (ii) the insurance the injured party is required to carry pursuant to Section 9(a) (i) and 9(b) herein, whichever is greater. This provision does not apply to claims caused by a party’s willful misconduct.

(f) Tenant shall indemnify, defend and save Landlord and Landlord's agents, employees, partners, officers and directors and United Parcel Service, Inc., a Delaware corporation, and each of its subsidiaries and related companies and Landlord’s property manager and mortgagee, if any(collectively, the "Indemnities") harmless against and from all liabilities, claims, suits, fines, penalties, damages, loses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against any of the Indemnities by reason of:

(i) Any work or thing done in, on or about the Land or Building or any part thereof by or on behalf of Tenant or Tenant's officers, employees, agents, subtenants, contractors, licensees, permitees or invitees;

(ii) Any use, occupation or operation of the Premises;

(iii) Any act or omission on the part of Tenant or Tenant's officers, employees, agents, subtenants, contractors, licenses, permittees or invitees;

(iv) Any incident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof; or

(v) Any breach of Tenant's obligations under this Lease.

The provision of this Section 9(f) shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10. Casualty. (a) If the Premises or any part thereof is damaged or destroyed by fire or other casualty Tenant shall immediately notify Landlord. If in Landlord's estimation, which shall be conclusive, the Building cannot be fully repaired or restored within one hundred eighty (180) days after the casualty, Landlord shall notify Tenant within thirty days (30) after the casualty subject to force majeure, and Landlord and Tenant each may terminate this lease by written notice to Tenant within sixty (60) days after the date of the damage or destruction.

(b) Unless this Lease is terminated pursuant to Section 10(a), Landlord shall, to the extent of the insurance proceeds received restore the Building to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements construction or installed in or about the Premises for the benefit of or by Tenant. If such restoration has not been substantially completed within 120 days after the casualty (subject to Section 16(b), Tenant may as Tenant's sole remedy terminate this Lease by prompt written notice to Landlord.

(c)        Unless the damage is caused by Tenant's negligence or willful misconduct or the negligence or willful misconduct of Tenant’s agents, employees, contractors, subcontractors, licensees and invitees, the Base Rent shall abate in proportion to that part of the Premises that is not usable by Tenant. The abatement shall continue from the date the damage occurred and Tenant has vacated the Premises until the earlier of (a) Landlord has substantially completed the repairs of the part rendered unusable or (b) Tenant partially or totally resumes business therein. In the event the damage is caused by Tenant's negligence or willful misconduct or the negligence or willful misconduct of Tenant’s agents, employees, contractors, subcontractors, licensees and invitees then Tenant shall continue to pay Rent without abatement.

(d) If any damage to or destruction of all or any portion of the Building is not fully covered by insurance proceeds received by Landlord, Landlord may terminate this lease by written notice to Tenant, within fifteen (15) days after notice to Landlord that said damage or destruction is not so covered. If any present or future mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage, Tenant or Landlord may terminate this Lease by written notice to the other within fifteen (15) days after Landlord receives notice of such requirement from the mortgagee.

11. Condemnation. (a) If all or any substantial part of the Land and Building is taken or condemned by any competent authority for any public or quasi-public use or purpose (including a deed given in lieu of condemnation), this Lease shall terminate as of the first to occur of (i) the date title vests in such authority, or (ii) the date of the taking of possession by the condemning authority.

(b) If part of the Land and/or Building is taken or condemned as aforesaid and this Lease is not terminated, then the Base Rent shall be equitably reduced based on the amount of the Premises that Tenant can no longer possess or that Tenant can no longer use as a result of the condemnation. Upon receipt and to the extent of the award in condemnation or proceeds of sale, Landlord shall make necessary repairs and restorations (exclusive of any partitions, fixtures, additions and other improvements constructed or installed in or about the Premises for the benefit of or by Tenant) to restore the Premises remaining to as near its former condition as circumstances permit, and to the Building to the extent necessary to constitute a complete architectural unit.

(c) Landlord will be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant and Tenant hereby assigns to

Landlord, Tenant's interest, if any, in such price or award; provided, however, Tenant shall have the right to separately pursue against the condemning authority an award in respect of the loss, if any, for its relocation expense.

(d) If all or any part of the Land and Building shall be taken by condemnation for temporary use (up to 60 days) during the Term, this Lease shall remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the use or occupancy of the Premises after the end of the Term hereof and the use and occupancy of any other part of the Land and Building

12. Use and Compliance With Law. (a) Subject to the limitations set forth herein Tenant shall use the Premises for light manufacturing, BSL-1 and BSL-2 Laboratory activity, distribution, laboratory storage facility, related office use and ancillary purposes subject to all Requirements, as herein defined, and for no other use or purpose. Tenant shall not permit outside storage, other than the orderly outside staging of trucks and other vehicles used by Tenant in its day to day operations provided same does not violate any law, ordinance, rule, covenant or restriction, without Landlord's prior written approval. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or interfere with their use of their respective premises. Tenant shall not commit, permit, or suffer the commission of any waste, nor overload the walls, ceilings, roof, floors or structure, nor subject the Premises and/or Land, to any use which would tend to damage any portion thereof, nor permit any nuisance therein such as offensive sound, light or odor. Tenant will not permit the Premises, Building, and/or Land to be used for any purpose or in any manner that would void the insurance thereon, increase the insurance risk, or cause the disallowance of any sprinkler credits, including without limitation, use of the Premises, Building, and/or Land for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. Tenant shall not allow any sale by auction upon the Premises, Building, and/or Land or place any harmful liquids in the drainage system of the Building or Land. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract. Notwithstanding anything to the contrary contained in this Section, Tenant shall be permitted to park its trucks in loading areas located adjacent to the Premises overnight and to use areas adjacent to the Premises for retrieving, inspection, removing, and making available storage units to its customers, so long as the area is not used for non-vehicular overnight storage.

Notwithstanding anything to the contrary herein, Tenant may not use the Premises for any purpose that increases and/or exceeds the environmental risk or insurance risk of the activities permitted by the current BSL-1 and BSL-2 Standards defined in Section 13(a) below and attached hereto as Exhibit H and made a part hereof (“Current Standards”).

Notwithstanding anything to the contrary herein, in the event of any change to the applicable laws which expands the scope of a BSL-1 or BSL-2 Laboratory, Tenant shall be bound by the Current BSL-1 and BSL-2 Standards. Additionally, in the event that the Current Standards become more restrictive (e.g. the scope of the activities permitted are reduced and/or the procedure required to maintain safety or quality increase), then Tenant shall restrict its activities to comply with the more restrictive standards.

(b) Tenant, at its cost and expense, shall comply with all laws, statutes, codes, orders, findings, ordinances, rules and regulations or other requirements of any governmental authority or quasi-governmental authority and requirements of any insurer, now or hereafter in force, pertaining to Tenant's use of the Premises, and with all restrictive covenants and other requirements affecting the Premises and recorded in the public records (collectively, the “Requirements”). Tenant, at its cost and expense, shall secure and comply with all necessary permits and certificates of occupancy for the use and occupancy of the Premises.

13. Environmental compliance. (a) The following terms shall have the following meanings herein:

"Environmental Laws" shall mean all laws, statutes, ordinances orders, executive orders, administrative rulings, court decisions, rules and regulations of the United States, the state and municipality in which the Premises are located, and any other Governmental Authority relating to the environmental condition of the Property or any part thereof, including without limitation the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., and any common law theory as nuisance or strict liability, as any of the foregoing may be amended from time to time.

"Governmental Authority" shall mean any agency, board, bureau, commission, department or body of any municipal, county, state or federal government unit, or any subdivision thereof.

"Hazardous Substance" shall mean any matter now or in the future regulated by any Environmental Law giving rise to liability or other obligation under any Environmental Law, and shall also include without limitation petroleum, petroleum products and oil or used oil, asbestos, PCBs and similar compounds, lead paint, lead, cyanide, solvents, *DDT, ammonia compounds and other chemical products.

"Release" shall have the meaning set forth in 42 U.S.C. Section 9601, as such may be amended or replaced from time to time.

"Solid Waste" shall have the meaning set forth in 40 C.F.R. Section 261.2, as such may be amended or replaced from time to time.

“BSL-1 and BSL-2 Laboratories” are defined by CDC-NIH Biosafety in Microbiological and Biomedical Laboratories, Fourth Edition, May, 1999, Section III, Laboratory Biosafety Level Criteria which definitions are attached hereto as Exhibit H and made a part hereof.

“Current BSL-1 and BSL-2 Standards” means the standards for a BSL-1 or BSL-2 Laboratory which standards are set forth in Exhibit H which is attached hereto and made a part hereof.

(b) Tenant shall not cause or permit any Hazardous Substance or other dangerous toxic substances any Solid Waste to be generated, manufactured, refined, transported, treated, stored, disposed of, handled, processed, produced or Released on the Premises and/or Land except in compliance with all applicable Environmental Laws. Tenant shall provide Landlord in writing with all annual reports to federal, state or county government agencies with respect to any Hazardous Substance permitted in a BSL-1 or BSL-2 Laboratory introduced to the Premises by Tenant or any party acting on its behalf, Tenant’s employees, agents, invitees, licensee, or contractors. Tenant shall immediately notify Landlord of any violation of any Environmental Law and provide Landlord immediately with a copy of any notice of violation. Neither the written consent of Landlord to the use, generation, storage or disposal of Hazardous Substances nor the strict compliance by Tenant with all Requirements relating to Hazardous Substances shall excuse Tenant from Tenant’s obligation of indemnification in this Section 13.

(c) Tenant shall promptly provide Landlord with copies of all communications, permits or agreements with any Governmental Authority or any private entity relating in any way to the generation, manufacture, refining, transportation, treatment, storage, disposal, handling, processing, production or Release of any Hazardous Substance or Solid Waste at the Premises and/or Land.

(d) Landlord and Landlord's agents and employees shall have the right, at Landlord’s sole cost and expense, but not the obligation, to enter the Premises and conduct appropriate tests for the purpose of ascertaining the Tenant complies with all Environmental Laws. Notwithstanding anything to the contrary herein, in the event that such testing indicates the presence of any Hazardous Substances (other than those Hazardous Substances allowed in a BSL-1 or BSL-2) or a violation of any applicable Environmental Law regarding any Hazardous Substance then Tenant shall reimburse Landlord for the costs of any such testing within ten days after Landlord’s demand for payment. Upon written request by Landlord, Tenant shall provide Landlord with copies of the results of appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable Environmental Laws.

(e) If the presence on or about the Premises and/or Land or any part thereof, or the generation, manufacture, refining, transportation, treatment, storage, disposal, handling, processing, production or Release at the Premises and/or Land of any Hazardous Substance or other dangerous toxic substances or Solid Waste: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Law, (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Premises and/or Land and mitigate exposure to liability arising from the Hazardous Substance or other dangerous toxic substances or Solid Waste, whether or not required by law.

(f) Without limiting Tenant's obligations elsewhere in this Lease, Tenant shall indemnify, defend and hold Landlord harmless from all claims, judgments, causes of action,

damages, costs, fines, penalties, liability, losses, expenses (including, but not limited to, actual attorneys' fees and engineering fees, environmental consultant fees) arising from or attributable to any breach by Tenant, or the act or omission of Tenant’s agents, employees, contractors, subtenants, assignees, or invitees, in violation of any of Tenant’s obligations, warranties or representations in this Section 13. In addition, Tenant shall indemnify, defend and hold Landlord harmless from all costs (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), damages (including but not limited to punitive damages suffered or incurred by Landlord as a result of or in connection with a third party claim), demands, causes of action, claims, judgments, fines, penalties, liability, losses (including but not limited to diminution in value of the Premises, Building, and/or Land), expenses (including, but not limited to, reasonable attorneys' fees and engineering fees, environmental consultant fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release or presence of Hazardous Substances for which Tenant is obligated to remediate as provided herein. The provisions of this Section 13 shall survive expiration or sooner termination of this Lease. Tenant shall not be liable for such Hazardous Substances present on the Premises and/ or Building or Land prior to the Commencement Date to the extent same were not introduced to the Premises, Building and/or Land by Tenant or Tenant’s employees, agents, invitees, contractors, assignees, subtenants, or licensees and/or any such condition to the extent the condition was exacerbated by the acts of Tenant, Tenant’s employees, agents, invitees, contractors, assignee, subtenants or licensees.

14. Defaults. The following shall be events of default by Tenant (an "event of default" or "default") hereunder:

(a) Tenant shall fail to pay Rent when due and payable under this Lease and such failure continues for five (5) days from the date such payment was due; or

(b) Any representation or warranty made by Tenant in this Lease shall be false or misleading in any material respect; or

(c) Tenant shall abandon the Premises whether or not Tenant is in default in payment of Rent; or

(d) Tenant or any guarantor of this Lease shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) file a voluntary petition or be the subject of an involuntary petition for arrangement or reorganization or seeking the appointment of a receiver or other relief under bankruptcy laws provided, however, that Tenant shall have a period of 60 days to discharge any involuntary creditor action described in this paragraph; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

(e) There shall be an attachment, execution or other seizure of all or substantially all of Tenant's or any guarantor's assets or this leasehold which remains un-discharged by Tenant for a period of 60 days; or

(f) Tenant shall fail to discharge any mechanic's lien or other lien or encumbrances placed upon the Premises or bond over the same with an insurance company reasonably acceptable to Tenant within thirty (30) days after Tenant receives notice of any such lien or encumbrance against the Premises; or

(g)        Tenant shall fail to maintain or cause to be maintained any insurance coverage required to be maintained by Tenant or Tenant's contractors under this Lease; or

(h) Tenant shall fail to comply with Section 13 of the Lease after a notice period of 30 days in which to cure. Tenant may extend cure period up to sixty (60) days provided Tenant is diligently pursuing a cure; or

(i) Tenant fails to comply with any covenant, agreement or obligation hereunder (other than those listed above in this Section), and such failure continues for thirty (30) days after written notice thereof to Tenant. Tenant may extend cure period up to sixty (60) days provided Tenant is diligently pursuing a cure.

15. Remedies. (a) Upon occurrence of an event of default, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any right or remedy allowed at law or in equity or elsewhere in this Lease:

(i) Landlord may terminate this Lease by written notice to Tenant.

(ii) Landlord may terminate Tenant's right to possession of the Premises without terminating this Lease by written notice to Tenant.

(iii) Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for specific performance or any provisions herein, and for any other appropriate legal or equitable remedy, including without limitation injunctive relief and recovery of all Rent due or to become due from Tenant under this Lease.

(b) If Landlord terminates this Lease or Tenant's right of possession, Tenant shall immediately surrender the Premises to Landlord, and Landlord may reenter and take possession of the Premises, with or without process of law, and remove all occupants and property therefrom, without being liable for prosecution of any claim therefore and without waiving any other right of Landlord hereunder or at law or in equity.

(c) If Landlord terminates Tenant's right of possession without terminating this Lease, Tenant shall remain obligated to pay all Rent for the full Term. Tenant shall continue to be liable for all Rent and all other sums thereafter coming due under the Lease. Landlord may, but shall not be obligated to, relet the Premises to such party and for such rent and on such other terms as Landlord elects in its sole discretion. The proceeds of such reletting shall be applied first to any amounts payable by Tenant hereunder, but in no event shall such reletting proceeds be paid to Tenant, nor shall such reletting relieve Tenant of any obligations hereunder.

(d) If Landlord terminates this Lease as provided above, Landlord shall be entitled to recover from Tenant all Rent for the period up to such termination date, and all other sums payable hereunder. In addition, Landlord shall be entitled to recover as damages for loss of bargain and not as a penalty (i) the unamortized cost of improvements, additions and alterations to the Premises, if any, and the unamortized cost of brokers commissions paid for by Landlord, (ii) the aggregate sum which at the time of such termination represents the excess if any, of the aggregate Rent payable for the remainder of the Term (in which event Landlord may estimate Additional Rent for the remainder of the Term) over the then fair rental value of the Premises for the balance of the Term, and (iii) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of rent.

(e) Upon an event of default, in addition to any other sum required to be paid herein, Tenant shall pay to Landlord (i) all brokers fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant's or other property from the Premises; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing and reletting the Premises; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including without limitation reasonable attorneys' fees and court costs.

(f) If Tenant fails to make any payment when due hereunder, to help defray the additional cost to Landlord for processing late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such late payment, and the failure to pay such amount within ten (10) days after demand therefore shall be an additional event of default. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

(g) All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property.

(h) If Tenant fails to perform any of Tenant's obligations under any provision of this Lease, Landlord may, but shall have no obligation to, perform such obligation and enter upon the Premises for such purposes after ten (10) days prior written notice to Tenant, or in the case of an emergency, immediately without prior notice, notwithstanding any longer notice or grace period set forth elsewhere in this Lease. The cost of performance by Landlord together with interest on the sum of those amounts at the Default Rate shall become due and payable as Additional Rent to Landlord. Without limiting the foregoing, if any mechanic's lien is filed against the Premises as a result of alterations, additions or improvements made by Tenant and not discharged by payment or bonding within twenty (20) days after the lien is filed, Landlord, at its option, may pay and discharge such lien, without inquiring into the validity thereof and Tenant shall immediately on demand reimburse Landlord as Additional Rent for the total expense incurred by the Landlord in discharging such lien together with interest at the Default Rate.

16. Landlord's Default; Limitation on Landlord's Liability. (a) Tenant shall have no remedy or cause of action against Landlord for Landlord's failure to perform any of its obligations hereunder unless Landlord fails to cure such default within thirty (30) days after written notice from Tenant specifying such default (or, with respect to any default that cannot be cured within thirty (30) days, if Landlord does not commence to cure within such period and thereafter diligently pursue such cure), and in such event Tenant's exclusive remedy shall be an action for actual damages suffered by Tenant as a result of such default. Notwithstanding anything to the contrary provided in this Lease, it is specifically agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, any partners of Landlord, its employees, agents, officers, directors, successors, assigns or any mortgagee in possession, with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to Landlord's interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of this Lease.

(b) Landlord and Tenant shall not be in default under this Lease on account of any failure or delay in performing any obligation to be performed by it if such failure or delay is due in whole or in part to any strike, riot, lockout, labor dispute, civil disorder, war, shortage of or delay in obtaining labor or materials, power or fuel shortage or disruption, restrictive governmental law or regulation, accident, casualty, act of God, act caused directly or indirectly by the other party or any of its agents, employees or invitees, or any other cause beyond the reasonable control of each party.

(c) The term "Landlord" as used in this Lease means only the holder, at the time in question, of record title to the Land and Building. In the event of a sale or other transfer of the Land and Building, the selling Landlord shall be entirely relieved of all agreements and obligations of Landlord hereunder accruing after the date of such sale or transfer, and, without the necessity of further agreement, the purchaser or transferee shall be deemed to have assumed and agreed to perform all agreements and obligations of Landlord hereunder accruing from and after the date of such sale or transfer, including without limitation any obligation with respect to return of the Security Deposit.

17. Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice (except as expressly provided to the contrary in this Lease) without any liability to Tenant for damage or injury to person, property or business, without the same being deemed an eviction or disturbance in any manner of Tenant's use or possession of the premises and without relieving Tenant from its obligation to pay all Rent when due or from any other obligation hereunder: (a) to change the Building's name or street address; (b) to install, affix and maintain any and all signs on the exterior and/or interior of the Building; (c) to display "for rent" signs on the Premises and exhibit the Premises to prospective tenants at reasonable hours during the last ninety (90) days of the Term and if the Premises are vacant during the Term, to decorate, remodel, repair of otherwise prepare the Premises for re-occupancy; (d) upon advanced notice, and accompanied by the Tenant except if Tenant is not available as set forth herein to enter upon the Premises for the purpose of inspecting the Premises during normal business hours; (e) to make such structural repairs or alterations to the Premises as Landlord may deem necessary or desirable and to take all material into and upon the Premises that may be required therefore provided, however, that Landlord shall take reasonable steps to minimize interference with Tenant’s rights in and to the Premises; (f) in an emergency, to enter the Premises by a master key or passkey or forcibly to enter same, provided that in the event of any emergency, Landlord shall take not be required to exercise any duty of reasonable care of Tenant's property; (g) upon advance notice and accompanied by Tenant, except if Tenant is not available as set forth herein, to take any and all reasonable measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building as may be necessary or desirable for the operating or preservation thereof of Landlord's interest therein; (h) to retain at all times master keys or passkeys to the Premises; and (i) if Landlord determines in its discretion that a fire emergency exit (crash door) is required in the interest of public safety, to install at Landlord's expense such fire emergency exit (crash door) in any demising wall of the Premises reasonably required for such purpose. Nothing herein contained however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or the Land or any part thereof other than as provided elsewhere in this Lease.

Landlord and Tenant agree that, except in the event of an emergency, Landlord shall make reasonable efforts to contact “Tenant’s Representative” by phone, facsimile, e-mail or other communication, as herein defined, for purposes of being accompanied by such Tenant’s Representative while accessing the facility. Tenant covenants and agrees that Tenant’s Representative shall be available to accompany Landlord and/or Landlord’s employees, agents, property manager, vendors, or contractors within forty-eight (48) hours after Landlord’s initial contact to the party then designated by Tenant to Landlord in writing as Tenant’s Representative at the following number, 301-869-9800 or the most current number provided to Landlord in writing by Tenant. Tenant further covenants that such Tenant Representative shall respond to Landlord’s request for such an appointment within twenty-four (24) hours after Landlord attempts to contact such Tenant Representative. In the event that (a) Tenant’s Representative fails to respond to Landlord within twenty-four hours after Landlord attempts to contact such Tenant Representative, and/or (b) if Landlord so requires an appointment within 48 hours after such attempted contact and such Tenant Representative fails to respond to such request, refuses to meet such request, is not available or fails to keep such appointment and/or (b) Tenant’s Representative fails to schedule an appointment at such other time as reasonably requested by Landlord upon more than 48 hours notice, then Landlord, notwithstanding any requirement herein for accompaniment by Tenant, may enter the Premises without being accompanied by Tenant or Tenant’s Representative.

Tenant’s Representative shall mean the party designated by Tenant in writing to Landlord as the party to accompany Landlord into the Premises as required herein. Tenant agrees to provide the name and contact information (including but not limited to e-mail number, office phone number, facsimile number, cell phone number and street address of such Tenant Representative) to Landlord in a separate writing simultaneously with the execution of this Lease.

18. Assignment.  (a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (any of the foregoing being referred to as a "Transfer"), without the prior written consent of Landlord in each instance which shall not be unreasonably withheld, delayed or conditioned.  The term Transfer shall include any assignment or subletting by operation of law, and any change in the ownership of stock or partnership interests, if Tenant is a corporation or a partnership, which constitutes a change in control.  For purposes herein, a “change in control” shall mean a change of 51% or more of the voting interests of the applicable entity. Any purported Transfer without Landlord's prior written consent shall be void.  Landlord's consent to any Transfer shall not constitute a waiver of the necessity for consent to any subsequent Transfer.

(b) In addition to and without limiting Landlord's right to approve or disapprove any proposed Transfer, Landlord may, in its discretion, in the case of any proposed Transfer of the entire Premises, terminate this Lease, or in the case of a proposed Transfer of less than the entire Premises, terminate this Lease as to the portion proposed to be sublet, as of the effective date of the proposed Transfer.  If Landlord terminates this Lease as to the Premises or any part thereof under this Section 18(b), Landlord may execute a direct lease with the proposed transferee or any other party on such terms as Landlord may elect in its discretion.  Landlord shall give Tenant notice of Landlord's election to terminate within sixty (60) days following receipt of Tenant's request to Transfer.  If Landlord terminates this Lease with respect to a portion of the Premises, the Base Rent accruing thereafter shall be reduced proportionately based on the square footage of the remaining Premises, and Tenant's Proportionate Share shall be reduced accordingly.  Tenant shall also pay any commissions resulting from any proposed Transfer. Tenant shall pay all costs and expenses incurred by Tenant as a result of any proposed Transfer within ten days after demand by Landlord.

(c) Any party to whom this Lease is assigned shall be deemed to have assumed all of the obligations of Tenant under this Lease on and after the date of such assignment, and shall upon demand execute and deliver to Landlord an instrument confirming such assumption.  No Transfer, whether or not consented to by Landlord, shall relieve Tenant of its liability hereunder.  If an event of default occurs while the Premises or any part thereof are assigned or sublet, in addition to any other remedies available, Landlord may collect directly from such assignee or subtenant all rents payable to Tenant and apply such rent against any sums due Landlord hereunder.  No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder or consent to any purported Transfer.

(d)       Tenant waives notice of any default to any assignee or subtenant and agrees that the Landlord may, at its option, proceed against Tenant without having taken action against or joined such transferee notwithstanding any indulgence, waivers or extensions of time granted by Landlord to any transferee, or the failure by Landlord to take action against any transferee.

(e)       Notwithstanding anything to the contrary contained in Sections 18 (a) and (b), provided that Tenant is not then in default, Tenant shall have the right, without Landlord’s prior written consent, to assign this Lease or to sublet all or any part of the Premises to, or permit all or any part of the Premises to be used by (“Tenant Affiliate”): (i) any entity which controls, is controlled by, or is under common control with Tenant, (ii) any entity which succeeds to the business carried on by Tenant as a result of merger, consolidation, or acquisition of substantially all of Tenant’s assets. Any such assignments or subletting to or with a Tenant Affiliate shall not constitute as assignment or subletting requiring Landlord’s prior written consent. Notwithstanding anything to the contrary hereunder, Tenant shall remain primarily liable under the terms of the Lease. The immediately preceding sentence shall not void any transfer permitted under Section 18 (e) (ii).

19. Notices. All notices, demands, consents and requests required or permitted hereunder shall be in writing and shall be deemed given when deposited with the United States Postal Service and sent by certified mail, return receipt requested, or deposited with United Parcel Service and sent by UPS Next Day Air® delivery or by hand delivery and properly addressed, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Lease Summary Sheet or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. If any notice mailed or sent by UPS next day air delivery service is properly addressed with appropriate postage or with the charges prepaid but is returned because the intended recipient refuses delivery or can no longer be found at the current notice address, such notice shall be deemed effective notice and to be given on the date such delivery is refused or cannot be accomplished.

20. Holding Over. If Tenant holds over after the expiration or earlier termination of the Term without Landlord's express written consent, Tenant shall become a tenant at sufferance only, at a rental rate equal to the sum of all Additional Rent plus one hundred fifty percent of the Base Rent then in effect, prorated on a daily basis, and otherwise subject to all the terms of this Lease so far as applicable. Landlord's acceptance of such Rent shall not result in a renewal. The provisions of this Section 20 are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law or at equity. If Tenant fails to surrender the Premises upon the expiration or sooner termination of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation any claim made by any succeeding tenant resulting from such failure to surrender.

21. Quiet Enjoyment. Upon payment of the Rent and performance of all of its obligations under this Lease, Tenant shall have the peaceful and quiet enjoyment of the Premises without disturbance by Landlord or those claiming by, through or under Landlord, subject to the terms and conditions of this Lease and any present or future mortgages and any other matters of record.

22. Subordination and Estoppel Certificates. Provided that Tenant is not required to waive any of its rights under this Lease and is provided with an agreement from any subsequent Landlord that Tenant’s interest in this Lease and the Premises shall remain undisturbed so long as Tenant is not in default: (a) This Lease is and shall be subject and subordinate to the lien of all present and future mortgages affecting the Land and Building. Tenant shall execute any instrument deemed necessary or desirable by Landlord to evidence such subordination. Landlord may assign this Lease to any mortgagee in connection with any such lien and Tenant shall execute any instrument which may be deemed necessary or desirable by Landlord or the holder of said lien in connection with said assignment.

(b) If any proceedings are brought for the foreclosure of any mortgage on the Land and Building or any part thereof or upon transfer in lieu of foreclosure, Tenant shall attorn to the mortgagee or purchaser upon such foreclosure or transfer and shall recognize such mortgagee or purchaser as Landlord under this Lease.

(c) Within twenty (20) days after request by Landlord, Tenant shall deliver, in recordable form if requested, a certificate to Landlord or any proposed mortgagee or purchaser certifying that this Lease is in full force and effect, that there are no amendments hereto (or identifying such amendments), the date of Tenant's most recent payment of Rent, that there are no defenses, offsets, counterclaims or deductions against Rent hereunder or, if so, what they are, and such other matters as such mortgagee, purchaser or Landlord may require. Tenant's failure to deliver said statement in the allotted time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder, and (c) no more than one month's Base Rent and one month’s installment of Additional Rent has been paid in advance. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Land and Building.

(d) If any holder of a mortgage, deed of trust, security deed or other instrument which may hereafter encumber the Premises (“Mortgage”) or any nominee of such Mortgage, or any purchaser from a Mortgagee at foreclosure (“Mortgagee”), shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the terms and provisions of this Lease, and Tenant shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be (i) bound by any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any defaults of Landlord under this Lease, prior to the date such Mortgagee takes title (but such Mortgagee shall be obligated to cure any defaults which are of a continuing, on-going nature) or (iii) subject to any offsets, defenses, rights against any Landlord prior to the date such Mortgagee takes title. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants, and conditions of the Lease.

Tenant agrees to execute any documents required to effectuate a subordination or attornment or to make this Lease prior to any ground lease, mortgage, trust deed or other security interest. Tenant’s failure to executed such documents and deliver the such duly executed documents to Landlord or as designated by Landlord within twenty (20) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord’s option, a deemed automatic acceptance of such subordination without further act by Landlord or Tenant. If Tenant has not timely and duly executed and deliver the same as required by Landlord within such 20 days, Landlord may execute such documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such documents.

23. Security Deposit. Tenant has deposited with Landlord a security deposit (the "Security Deposit") in the amount of Thirty thousand eighty five thousand one hundred seventy four and 48/100 Dollars ($85,174.48) as security for performance of Tenant's obligations hereunder. If Tenant fails to pay Rent or other charges due hereunder, or fails to perform any other obligation under this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum for which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer which is attributable to Tenant’s default. Within five (5) days after written demand Tenant shall deposit cash with Landlord in an amount sufficient to restore said Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit in a separate account. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not been applied by Landlord, shall be returned without payment of interest to Tenant (or at Landlord's option, to the last assignee of any Tenant's interest hereunder) at the expiration of the Term hereof and after Tenant has vacated the Premises.

24. Miscellaneous. (a) Tenant represents and warrants that it has not dealt with any broker in connection with this transaction other than TSG Realty Services and Tenant agrees to indemnify and hold Landlord harmless from any and all claims of any other brokers resulting from a breach of the foregoing representation.

(b) Tenant shall not record this Lease or any memorandum hereof, and any such recording by Tenant shall, at Landlord's option, render this Lease void.

(c) To the extent permitted by Law, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of or in any way connected with this Lease.

(d) If any provision of this Lease or its application to any party or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease or the application of such provision to other parties or circumstances shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(e) The parties acknowledge that the terms and provisions of this Lease have been fully negotiated by both parties hereto and that the Lease shall not be construed against either party as the author of this Lease, but shall instead be interpreted as a fully negotiated agreement between parties of equal bargaining power. This Lease shall be construed and enforced in accordance with the laws of the State in which the Premises are located.

(f) No waiver of any default of Tenant hereunder shall be implied from Landlord's failure to take any action on account of such default, whether or not such default persists or is repeated, and no express waiver shall affect any default other than the default specified in such waiver, and then only for the time and to the extent therein stated. Failure of Landlord to insist upon strict performance of any of the provisions of this Lease or to exercise any right herein conferred in any one or more instance shall not be construed as a waiver or relinquishment for the future of any such provisions or rights, but the same shall remain in full force and effect. The receipt of Rent by Landlord, with or without knowledge of any default on the part of Tenant under this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term of this Lease shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

(g) The execution and delivery of this Lease by Tenant to Landlord does not constitute a reservation of or option for the Premises and this Lease shall become effective only if and when Landlord executes and delivers the same to Tenant, provided, however, that the execution and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for ten (10) days after such execution and delivery.

(h) This Lease may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

(i) If more than one person or entity shall execute this Lease as Tenant, they shall be jointly and severally liable for performance of Tenant's obligations hereunder. Wherever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

(j) The headings herein are for convenience of reference only and shall not affect the meaning of this Lease and are not to be used in determining the intent of the parties to this Lease.

(k) This instrument contains the entire agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties.

(l) TIME IS OF THE ESSENCE FOR EACH AND EVERY PROVISION HEREOF.

(m) Tenant shall make any reasonable revisions to this Lease that may be required in good faith by a bona fide mortgagee, provided that no such revision shall increase the Rent or materially increase the Tenant's obligations or liabilities hereunder.

(n) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord except to the extent permitted in Section 18 (e) whereupon the Tenant remains primarily liable under the terms of this Lease.

(o) Tenant agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply fully with the Rules and Regulations set forth in Exhibit C which is attached hereto and made a part hereof and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building.

(p) Any approval or consent given by Landlord pursuant to the terms of this Lease shall not be construed by Tenant as a representation or warranty from Landlord that the matter consented to by Landlord is in compliance with all Requirements.

(q) Tenant shall be responsible for the observance of all of the rules and regulations by Tenant's employees, agents, clients, customers, invitees and quests. In addition to Landlord's other remedies for Tenant's breach of any of the foregoing rules and regulations, Tenant shall pay Landlord for all damage resulting from the violation thereof and for the cost of removing any obstruction, vehicle or equipment placed on the property or Building in violation hereof.

(r) Tenant warrants and represents that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, and that no other signatures are necessary.

(s) Intentionally deleted.

(t) This Lease shall be governed by the laws of the State of Maryland without reference to choice of law principles thereof

25. Right to First Offer. (a) The parties acknowledge that barring any earlier termination pursuant to the terms of this Lease, the natural expiration of the Term is 120 months after the Commencement Date and that the Landlord makes no offer to the Tenant for any future leasing on the terms and conditions of this Lease.

(b) Landlord will agree, however, that in the event all of the following conditions (the “Conditions”) are true at the natural expiration of the Lease and provided that Landlord does not anticipate its use of all or any portion of the Premises by Landlord or any of its related or affiliated companies for at least a five year period following the natural expiration of the Lease, then Tenant may request that Landlord consider Tenant’s offer to extend the Lease (“Offer”) for a sixty (60) month period following the natural expiration of the Lease, such offer by Tenant to be made no later than two (2) years prior to the natural expiration of the Lease. If Tenant shall timely make such Offer, Landlord shall thereupon within ninety (90) days after its receipt of such Offer accept or reject such offer, which acceptance or rejection shall be in Landlord’s sole and absolute discretion. Such Offer shall include but not be limited to the Base Rent which Base Rent shall be no less than that payable at the natural expiration of the Lease and proposed Term. In the event that Landlord fails to respond to Tenant within such ninety (90) days after Landlord’s receipt of the Offer, then such Offer shall be deemed rejected by Landlord. In the event that Landlord shall reject such offer, then the parties shall have not more than one hundred and eighty days (180) from the date of the Offer to negotiate the terms and conditions of the additional term. In the event that the parties have not reached an agreement as to the terms and conditions upon which the Lease shall be extended within one hundred and eighty (180) days after the date of the Offer, then this Right of First Offer shall be extinguished and void and of no further force and effect. In the event that the Landlord accepts such Offer, then Tenant agrees to execute into an amendment to this Lease to set forth the new terms and conditions of this Lease. In the event that the amendment is not executed by both parties within ten (10) days after delivery to Tenant, then it shall be deemed that the parties have not timely reached an agreement as to such extension and the Right of First Offer shall be extinguished and void and of no further force and effect. This Right of First Offer shall not to be construed as an option and unless the parties have timely entered into an amendment to extend the Lease in strict compliance with this Section 25, the Landlord shall be free to enter into any other agreements regarding the leasing of all or any portion of the Premises effective upon the termination of this Lease.

(c) This Right of First Offer shall be null and void unless all of the following Conditions are true: (1) The Lease is in full force and effect and not terminated prior to the natural expiration of the Lease; (2) Tenant is not in default under the Lease nor shall a condition exist which with notice and the passage of time would constitute a default under the Lease and neither condition exists at the time of Tenant’s offer or upon the natural expiration of the Lease; (3) Tenant has not assigned, sublet or transferred its interest in the Lease and Tenant is the original tenant under the Lease, except as permitted under Section 18 (e); and, (4) The First Offer is made within two (2) years prior to the Lease expiration and Landlord timely accepts such First Offer.

(d) If all of the Conditions are not satisfied, then the Right of First Offer shall be null and void and of no further force and effect. If the Conditions are satisfied including but not limited to Landlord has accepted all of the terms of Tenant’s Offer, then in the event that Landlord and Tenant do not enter into an extension of this Lease within thirty (30) days prior to the expiration of the original lease term based on substantially the same terms as this Lease except for those items accepted by Landlord, then this Right of First Offer shall be null and void.

26. Parking. Tenant shall have the right, at no additional charge, to use up to 2.5 spaces per 1,000 rentable square feet leased (or 100 spaces based on the rentable square footage of the Premises as of the date of the Lease in the parking area adjacent to the Building. All Tenant parking spaces are free and all spaces unreserved; provided, however, that twenty (20) such spaces located proximate to the entrance to the Premises shall be available for Tenant’s exclusive use, and Landlord shall so mark the same. Tenant acknowledges that Landlord shall have no responsibility or liability whatsoever with regards to the policing of such parking.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the year and date first above written.

LANDLORD: BT-NEWYO, LLC

_________________________

Date:	__________________

TENANT:	BIOVERIS CORPORATION

________________________________

Title:	___________________________
Date:	___________________________

ATTEST:	__________________________

Title: _______________________________

Date:_______________________________

EXHIBIT A

PREMISES

EXHIBIT B

INTENTIONALLY OMMITTED

EXHIBIT C

RULES AND REGULATIONS

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1.         The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. The walls, walkways, sidewalks entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress or egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment, furniture, or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building. All tenants acknowledge that Landlord does not in any way undertake the responsibility , obligation or liability to maintain the safety and security of any of such tenant’s employees, contractors, agents, invitees, licensees or others entering the Building nor for any of the property of such parties.

2.          No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord’s sole discretion.

3.         The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

4.         No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Premises. Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises;

5.         The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes or for manufacturing of any kind.

6.         No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them. Tenant shall not in any manner deface or damage the Building or Project including but not limited to any common areas.

7.         Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are strictly prohibited and each tenant shall cooperate to prevent such activity. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

8.         Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building. Tenant shall not permit dumping of waste or refuse or permit any harmful materials to be place in any drainage system or sanitary system in or about the Premises.

9.         No tenant shall use any area within the Land and/or Building for storage purposes other than the interior of the Premises.

10.       No tenant shall use any area within the Land or Building for conducting any public or private auction, “going out of business sale”, or other similar activity.

11.        No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building including but not limited to the common area without the prior written consent of Landlord which may be withheld in Landlord’s sole and absolute discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord. Unless expressly set forth to the contrary in Tenant’s Lease, Tenant shall have no right or entitlement to the display of Tenant’s name or logo on any portion of the Land and/or Building Project sign, monument sign or pylon sign. Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant.

12.        All cleaning and janitorial services for the Premises shall be provided, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors in accordance with the provisions of Tenant’s Lease. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

13.       Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to or otherwise procured by Tenant. Tenant shall not change locks or install other locks on doors of the Premises, without prior written consent of Landlord.

14.       Electric wires, telephones, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant’s own expense. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

15.       Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material, subject to any express provisions of Tenant’s Lease to the contrary. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals. Tenant shall not overload any driveway, parking area or any floor and shall not install any heavy objects, safes, machines or other equipment not ordinarily used in Tenant's business without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof;

16.       Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

17.       Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant: (a) to name or change the name of the Building or Project; (b) to change the address of the Building, and/or (c) to install, replace or change any signs in, on or about the common areas, the Building (except for Tenant’s signs, if any, which are expressly permitted by Tenant’s Lease).

19.       Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

20.       The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

21.       No aerial antenna, loudspeaker or other device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord. Any aerial or antenna or device so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

23.       Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

24.       Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Building. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All cardboard boxes must be “broken down” prior to being place in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. Any expense incurred by Landlord to clean up any trash attributable to Tenant will be borne by Tenant. Tenant shall not burn any trash or refuse in the Building or on the Property; and

25.       Tenant agrees that it shall comply with all reasonable fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

26.       The requirements of Tenant will be attended to only upon the appropriate application to Landlord or Landlord’s designated representative by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

27.       Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for safety, security, care and cleanliness of the Land and/or Building and for the preservation of good order therein. Tenant shall abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

In addition to the foregoing rules and regulations and the parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Building’s parking areas.

1.          All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft or for any other cause.

2.          Tenant and its employees shall only park in parking areas designated by Landlord. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non motor driven bicycles or four wheeled trucks.

3.	No overnight or extended term storage of vehicles shall be permitted.

4.          Vehicles must be parked entirely within painted stall lines of a single parking stall.

5.	All directional signs and arrows must be observed.

5.	The speed limit within all parking areas shall be five (5) miles per hour.

6.          Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

7.          Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8.          Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

9.          Landlord may refuse to permit any person who violates these rules to park in the parking areas, and if Tenant permits or allows any of the prohibited activities described then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

10. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant.

EXHIBIT D

INDUSTRIAL BUILDING SIGN CRITERIA

The purpose of the sign criteria is to outline the basic standards which have been established to govern the design, fabrication and installation of tenant's signs.

The most attractive and economically successful properties are those which have insisted upon sign control. The accompanying SIGN CRITERIA should be given to your sign company to serve as a guide in preparing their design and cost estimates for your approval.

Tenant signs must be kept clean and in good operating condition. It is recommended that the tenant develop a maintenance program to assure that signs will always appear inviting to its customers and enhance the overall appearance of the building.

All signs shall meet the following requirements,

1. Prior to fabrication of any exterior signs, prints and specifications must be submitted to Landlord for written approval.

2. All Tenant's main signs shall be located within the canopy fascia area. Signs shall be centered over leased property or as specified by the landlord.

3.	Electric signs will not be permitted on the storefront system.
4.	Sign boxes will not be permitted.
5.	Paper signs and stickers are prohibited.
6.	Signs shall have no moving, flickering or flashing lights, nor moving parts.
7.	Signs shall have no exposed neon cross-overs ballast boxes or transformers.
8.	Freestanding signs and portable signs are prohibited.
9.	Size of sign to be governed by the following:

No sign shall have horizontal length in excess of 75% of the frontage lease space. No sign shall have a vertical height in excess of 36" maximum capital letter height for a standard type style with an average consistent letter height of no more than 29".

10. The wording of all signs is limited to the name of the business. Tenants may use corporate crests, logo, shields or insignias.

11. Sign company names or stamps shall be concealed.

The Tenant shall be held liable and shall bear all cost for design, installation, removal and/or correction of sign installation and damage to building by signs that do not conform to sign criteria.

NOTE: The above is the minimum specification for sign criteria. Specifications is excess of the criteria will be accepted upon written approval of the Landlord.

Tenant shall provide three (3) complete sets of sign drawings to landlord for review by Landlord before fabrication. Tenant's sign drawings must include the following:

1. Elevation view of storefront showing sign (drawn to accurate scale) with dimensions of height of letter and length of sign;

2.	Color sample of sign panel
3.	Color sample for sign letters (unless they are to be white);

4. Cross section view of sign letter and sign panel showing location of sign relative to the sign panel line and showing the dimensions projection of the face of the letter from the face of the sign panel.

The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered, or constructed that do not conform to the sign criteria.

Tenant shall repair, paint and/or replace the building facia surface to which its signs are attached upon vacation for the premises and this requirement shall survive expiration or earlier termination of the lease.

EXHIBIT E

ALTERATIONS

Landlord conceptually agrees to the following alterations to be performed by Tenant at Tenant’s cost and expense subject however to Landlord’s consent to the plans and specifications which must be delivered to Landlord and subject to the other provisions of the Lease.

1)	Installation of a Backup Generation System either on the Land, in the Parking Area or on the roof of the Building.
2)	Installation of roof ventilation systems as required to support the installation of BSL-I and BSL-II laboratories within the Premises.

3)	Tenant will remove existing offices currently as built on the 2nd floor mezzanine and reconfigure the area with both offices and conference areas.

4)	Tenant will install a walkway in the common area between the facility and Tenant’s corporate offices at 16020 Industrial Drive.

EXHIBIT F

INTENTIONALLY OMITTED

EXHIBIT G

ORIGINAL CONDITION

The term “Original Condition” shall mean the condition and physical definition of the facility, furniture and equipment in the Premises as of the Commencement Date of the lease. The Original Condition includes but is not limited to all physically constructed offices, office areas, open areas, demising walls, electrical, mechanical, plumbing and electrical control system, tile and VCT flooring, ceramic tile flooring within the current kitchen and cafeteria area, lighting and HVAC systems, acoustical drop ceiling and sprinkler, fire and safety systems, as shown on the Original Condition drawing attached hereto as Exhibit G-1 (“Original Condition Drawing”).

Notwithstanding the foregoing or anything to the contrary in the Lease, Tenant shall be responsible for the removal of the racking, cabling, kitchen equipment, Kitchen Area infrastructure, e.g. walls, ceiling, power and plumbing at the expiration or termination of the Lease and the restoration of such areas in which such items are located to the shell condition (except the Kitchen Area ceramic tile flooring for which Landlord will not require removal or renovation). Tenant shall promptly repair any and all damage caused by the removal of such items.

In the event that Tenant makes alterations to the Premises in accordance with Section 6 of the Lease, if the Landlord so agrees, the Original Condition Drawing may be updated to reflect the alterations.

In the event that Tenant makes alterations to the second floor mezzanine in accordance with Section 6 of the Lease, if the Landlord opts not to accept the revised second floor area as part of an updated Original Condition Drawing, the Tenant may be required to return the second floor mezzanine to a shell condition. In the event Tenant makes no second floor mezzanine modifications, Landlord will accept the Premises in the condition at the time of lease commencement, subject to reasonable wear and tear.

EXHIBIT G-1

ORIGINAL CONDITION FACILITY DRAWING

Object Omitted

EXHIBIT H

BSL-1 and BSL-2 Standards

Laboratory Biosafety Level Criteria

The essential elements of the four biosafety levels for activities involving infectious microorganisms and laboratory animals are summarized below. The levels are designated in ascending order, by degree of protection provided to personnel, the environment, and the community. This Exhibit H is limited to BSL-1 and BSL- 2 Standards.

Biosafety Level 1 (BSL-1)

Biosafety Level 1 is suitable for work involving well-characterized agents not known to consistently cause disease in healthy adult humans, and of minimal potential hazard to laboratory personnel and the environment. The laboratory is not necessarily separated from the general traffic patterns in the building. Work is generally conducted on open bench tops using standard microbiological practices. Special containment equipment or facility design is neither required nor generally used. Laboratory personnel have specific training in the procedures conducted in the laboratory and are supervised by a scientist with general training in microbiology or a related science.

The following standard and special practices, safety equipment and facilities apply to agents assigned to Biosafety Level 1:

A. Standard Microbiological Practices

1. Access to the laboratory is limited or restricted at the discretion of the laboratory director when experiments or work with cultures and specimens are in progress.

2. Persons wash their hands after they handle viable materials, after removing gloves, and before leaving the laboratory.

3. Eating, drinking, smoking, handling contact lenses, applying cosmetics, and storing food for human use are not permitted in the work areas. Persons who wear contact lenses in laboratories should also wear goggles or a face shield. Food is stored outside the work area in cabinets or refrigerators designated and used for this purpose only.

4. Mouth pipetting is prohibited; mechanical pipetting devices are used.

5. Policies for the safe handling of sharps are instituted.

6. All procedures are performed carefully to minimize the creation of splashes or aerosols.

7. Work surfaces are decontaminated at least once a day and after any spill of viable material.

8. All cultures, stocks, and other regulated wastes are decontaminated before disposal by an approved decontamination method such as autoclaving. Materials to be decontaminated outside of the immediate laboratory are to be placed in a durable, leakproof container and closed for transport from the laboratory. Materials to be decontaminated outside of the immediate laboratory are packaged in accordance with applicable local, state, and federal regulations before removal from the facility.

9. A biohazard sign can be posted at the entrance to the laboratory whenever infectious agents are present. The sign may include the name of the agent(s) in use and the name and phone number of the investigator.

10. An insect and rodent control program is in effect (see Appendix G).

B. Special Practices None

C. Safety Equipment (Primary Barriers)

1. Special containment devices or equipment such as a biological safety cabinet are generally not required for manipulations of agents assigned to Biosafety Level 1.

2. It is recommended that laboratory coats, gowns, or uniforms be worn to prevent contamination or soiling of street clothes.

3. Gloves should be worn if the skin on the hands is broken or if a rash is present. Alternatives to powdered latex gloves should be available.

4. Protective eyewear should be worn for conduct of procedures in which splashes of microorganisms or other hazardous materials is anticipated.

D. Laboratory Facilities (Secondary Barriers)

1. Laboratories should have doors for access control.

2. Each laboratory contains a sink for handwashing.

3. The laboratory is designed so that it can be easily cleaned. Carpets and rugs in laboratories are not appropriate.

4. Bench tops are impervious to water and are resistant to moderate heat and the organic solvents, acids, alkalis, and chemicals used to decontaminate the work surface and equipment.

5. Laboratory furniture is capable of supporting anticipated loading and uses. Spaces between benches, cabinets, and equipment are accessible for cleaning.

6. If the laboratory has windows that open to the exterior, they are fitted with fly screens.

Biosafety Level 2 (BSL-2)

Biosafety Level 2 is similar to Biosafety Level 1 and is suitable for work involving agents of moderate potential hazard to personnel and the environment. It differs from BSL-1 in that (1) laboratory personnel have specific training in handling pathogenic agents and are directed by competent scientists; (2) access to the laboratory is limited when work is being conducted; (3) extreme precautions are taken with contaminated sharp items; and (4) certain procedures in which infectious aerosols or splashes may be created are conducted in biological safety cabinets or other physical containment equipment.

The following standard and special practices, safety equipment, and facilities apply to agents assigned to Biosafety Level 2:

A. Standard Microbiological Practices

1. Access to the laboratory is limited or restricted at the discretion of the laboratory director when experiments are in progress.

2. Persons wash their hands after they handle viable materials, after removing gloves, and before leaving the laboratory.

3. Eating, drinking, smoking, handling contact lenses, and applying cosmetics are not permitted in the work areas. Food is stored outside the work area in cabinets or refrigerators designated for this purpose only.

4. Mouth pipetting is prohibited; mechanical pipetting devices are used.

5. Policies for the safe handling of sharps are instituted.

6. All procedures are performed carefully to minimize the creation of splashes or aerosols.

7. Work surfaces are decontaminated on completion of work or at the end of the day and after any spill or splash of viable material with disinfectants that are effective against the agents of concern.

8. All cultures, stocks, and other regulated wastes are decontaminated before disposal by an approved decontamination method such as autoclaving. Materials to be decontaminated outside of the immediate laboratory are placed in a durable, leakproof container and closed for transport from the laboratory. Materials to be decontaminated off-site from the facility are packaged in accordance with applicable local, state, and federal regulations, before removal from the facility.

9. An insect and rodent control program is in effect.

B. Special Practices

1. Access to the laboratory is limited or restricted by the laboratory director when work with infectious agents is in progress. In general, persons who are at increased risk of acquiring infection, or for whom infection may have serious consequences, are not allowed in the laboratory or animal rooms. For example, persons who are immunocompromised or immunosuppressed may be at increased risk of acquiring infections. The laboratory director has the final responsibility for assessing each circumstance and determining who may enter or work in the laboratory or animal room.

2. The laboratory director establishes policies and procedures whereby only persons who have been advised of the potential hazards and meet specific entry requirements (e.g., immunization) may enter the laboratory.

3. A biohazard sign must be posted on the entrance to the laboratory when etiologic agents are in use. Appropriate information to be posted includes the agent(s) in use, the biosafety level, the required immunizations, the investigator's name and telephone number, any personal protective equipment that must be worn in the laboratory, and any procedures required for exiting the laboratory.

4. Laboratory personnel receive appropriate immunizations or tests for the agents handled or potentially present in the laboratory (e.g., hepatitis B vaccine or TB skin testing).

5. When appropriate, considering the agent(s) handled, baseline serum samples for laboratory and other at-risk personnel are collected and stored. Additional serum specimens may be collected periodically, depending on the agents handled or the function of the facility.

6. Biosafety procedures are incorporated into standard operating procedures or in a biosafety manual adopted or prepared specifically for the laboratory by the laboratory director. Personnel are advised of special hazards and are required to read and follow instructions on practices and procedures.

7. The laboratory director ensures that laboratory and support personnel receive appropriate training on the potential hazards associated with the work involved, the necessary precautions to prevent exposures, and the exposure evaluation procedures. Personnel receive annual updates or additional training as necessary for procedural or policy changes.

8. A high degree of precaution must always be taken with any contaminated sharp items, including needles and syringes, slides, pipettes, capillary tubes, and scalpels.

a. Needles and syringes or other sharp instruments should be restricted in the laboratory for use only when there is no alternative, such as parenteral injection, phlebotomy, or aspiration of fluids from laboratory animals and diaphragm bottles. Plasticware should be substituted for glassware whenever possible.

b. Only needle-locking syringes or disposable syringe-needle units (i.e., needle is integral to the syringe) are used for injection or aspiration of infectious materials. Used disposable needles must not be bent, sheared, broken, recapped, removed from disposable syringes, or otherwise manipulated by hand before disposal; rather, they must be carefully placed in conveniently located puncture-resistant containers used for sharps disposal. Non-disposable sharps must be placed in a hard-walled container for transport to a processing area for decontamination, preferably by autoclaving.

c. Syringes which re-sheathe the needle, needleless systems, and other safety devices are used when appropriate.

d. Broken glassware must not be handled directly by hand, but must be removed by mechanical means such as a brush and dustpan, tongs, or forceps. Containers of contaminated needles, sharp equipment, and broken glass are decontaminated before disposal, according to any local, state, or federal regulations.

9. Cultures, tissues, specimens of body fluids, or potentially infectious wastes are placed in a container with a cover that prevents leakage during collection, handling, processing, storage, transport, or shipping.

10. Laboratory equipment and work surfaces should be decontaminated with an effective disinfectant on a routine basis, after work with infectious materials is finished, and especially after overt spills, splashes, or other contamination by infectious materials. Contaminated equipment must be decontaminated according to any local, state, or federal regulations before it is sent for repair or maintenance or packaged for transport in accordance with applicable local, state, or federal regulations, before removal from the facility.

11. Spills and accidents that result in overt exposures to infectious materials are immediately reported to the laboratory director. Medical evaluation, surveillance, and treatment are provided as appropriate and written records are maintained.

12. Animals not involved in the work being performed are not permitted in the lab.

C. Safety Equipment (Primary Barriers)

1. Properly maintained biological safety cabinets, preferably Class II, or other appropriate personal protective equipment or physical containment devices are used whenever:

a. Procedures with a potential for creating infectious aerosols or splashes are conducted. These may include centrifuging, grinding, blending, vigorous shaking or mixing, sonic disruption, opening containers of infectious materials whose internal pressures may be different from ambient pressures, inoculating animals intranasally, and harvesting infected tissues from animals or embryonate eggs.

b. High concentrations or large volumes of infectious agents are used. Such materials may be centrifuged in the open laboratory if sealed rotor heads or centrifuge safety cups are used, and if these rotors or safety cups are opened only in a biological safety cabinet.

2. Face protection (goggles, mask, face shield or other splatter guard) is used for anticipated splashes or sprays of infectious or other hazardous materials to the face when the microorganisms must be manipulated outside the BSC.

3. Protective laboratory coats, gowns, smocks, or uniforms designated for lab use are worn while in the laboratory. This protective clothing is removed and left in the laboratory before leaving for non-laboratory areas (e.g., cafeteria, library, administrative offices). All protective clothing is either disposed of in the laboratory or laundered by the institution; it should never be taken home by personnel.

4. Gloves are worn when hands may contact potentially infectious materials, contaminated surfaces or equipment. Wearing two pairs of gloves may be appropriate. Gloves are disposed of when overtly contaminated, and removed when work with infectious materials is completed or when the integrity of the glove is compromised. Disposable gloves are not washed, reused, or used for touching "clean" surfaces (keyboards, telephones, etc.), and they should not be worn outside the lab. Alternatives to powdered latex gloves should be available. Hands are washed following removal of gloves.

D. Laboratory Facilities (Secondary Barriers)

1. Provide lockable doors for facilities that house restricted agents (as defined in 42 CFR 72.6).

2. Consider locating new laboratories away from public areas.

3. Each laboratory contains a sink for handwashing.

4. The laboratory is designed so that it can be easily cleaned. Carpets and rugs in laboratories are inappropriate.

5. Bench tops are impervious to water and are resistant to moderate heat and the organic solvents, acids, alkalis, and chemicals used to decontaminate the work surfaces and equipment.

6. Laboratory furniture is capable of supporting anticipated loading and uses. Spaces between benches, cabinets, and equipment are accessible for cleaning. Chairs and other furniture used in laboratory work should be covered with a non-fabric material that can be easily decontaminated.

7. Install biological safety cabinets in such a manner that fluctuations of the room supply and exhaust air do not cause the biological safety cabinets to operate outside their parameters for containment. Locate biological safety cabinets away from doors, from windows that can be opened, from heavily traveled laboratory areas, and from other potentially disruptive equipment so as to maintain the biological safety cabinets' air flow parameters for containment.

8. An eyewash station is readily available.

9. Illumination is adequate for all activities, avoiding reflections and glare that could impede vision.

10. There are no specific ventilation requirements. However, planning of new facilities should consider mechanical ventilation systems that provide an inward flow of air without recirculation to spaces outside of the laboratory. If the laboratory has windows that open to the exterior, they are fitted with fly screens.